Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Copper Mountain Networks, Inc. on Form S-8 of our report dated February 7, 2003, appearing in the Annual Report on Form 10-K of Copper Mountain Networks, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

San Diego, California

May 19, 2003